                                                                      Exhibit 99

                               FIRST NIAGARA BANK
                                   401(k) PLAN
                  (Formerly Lockport Savings Bank 401(k) Plan)

                        Financial Statements and Schedule

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                               FIRST NIAGARA BANK
                                   401(k) PLAN

                  (Formerly Lockport Savings Bank 401(k) Plan)


                                      Index


                                                                        Page

Independent Auditors' Report                                              1

Statements of Net Assets Available for Plan Benefits
    as of December 31, 1999 and 1998                                      2

Statements of Changes in Net Assets Available for Plan
    Benefits for the years ended December 31, 1999 and 1998               3

Notes to Financial Statements                                             4

Schedule

1   Schedule of Assets Held for Investment Purposes
      as of December 31, 1999                                             8

                          Independent Auditors' Report


The Compensation Committee of
   First Niagara Bank:


We have audited the accompanying statements of net assets available for plan benefits of First Niagara Bank 401(k) Plan as of December 31, 1999 and 1998, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of First Niagara Bank 401(k) Plan as of December 31, 1999 and 1998, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental schedule 1 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                 /s/ KPMG LLP


June 16, 2000

                               FIRST NIAGARA BANK
                                   401(k) PLAN
                  (Formerly Lockport Savings Bank 401(k) Plan)

              Statements of Net Assets Available for Plan Benefits

                           December 31, 1999 and 1998

                                                                   1999              1998
                                                             ---------------   ---------------
Investments:
    Group annuity contract with insurance company           $   5,902,054         4,418,987
    First Niagara Financial Group, Inc. common stock            2,277,855         2,342,534
                                                             ---------------   ---------------

               Total investments                                8,179,909         6,761,521

Dividends receivable                                                   --             6,693
                                                             ---------------   ---------------

Net assets available for plan benefits                      $   8,179,909         6,768,214
                                                             ===============   ===============

See accompanying notes to financial statements.

                              FIRST NIAGARA BANK
                                  401(k) PLAN
                 (Formerly Lockport Savings Bank 401(k) Plan)

        Statements of Changes in Net Assets Available for Plan Benefits

                    Years ended December 31, 1999 and 1998

                                                                        1999              1998
                                                                  ---------------    ---------------
Contributions:
    Employer                                                     $     282,543            254,285
    Employee                                                           970,239            946,341
                                                                  ---------------    ---------------

                                                                     1,252,782          1,200,626
                                                                  ---------------    ---------------
Investment income:
    Interest and dividends                                              79,593             81,101
    Net appreciation in fair value of investments, including
       realized gains and losses on sales                              354,060            848,441
                                                                  ---------------    ---------------

                                                                       433,653            929,542
                                                                  ---------------    ---------------

               Total contributions and investment income             1,686,435          2,130,168

Distributions to participants                                         (253,345)          (287,910)
Administrative expenses                                                (21,395)           (13,967)
                                                                  ---------------    ---------------

               Net increase                                          1,411,695          1,828,291

Net assets available for plan benefits:
    Beginning of year                                                6,768,214          4,939,923
                                                                  ---------------    ---------------

    End of year                                                  $   8,179,909          6,768,214
                                                                  ===============    ===============

See accompanying notes to financial statements.

                               FIRST NIAGARA BANK
                                   401(k) PLAN
                  (Formerly Lockport Savings Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 1999 and 1998



(1)  Description of Plan

     The following description of the First Niagara Bank 401(k) Plan (formerly Lockport Savings Bank 401(k) Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     (a)  General

          The Plan is a defined contribution plan covering all employees of First Niagara Bank (the Bank), a wholly-owned subsidiary of First Niagara Financial Group, Inc. (FNFG) (formerly known as Niagara Bancorp, Inc. (NBCP)), except employees of Warren-Hoffman & Associates Inc. and NOVA Healthcare Administrators, Inc. (subsidiaries of the
          Bank) who are covered by a separate plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     (b)  Eligibility

          Employees are eligible to participate in the Plan when they reach age 21 and have completed one year of service during which they worked at least 1,000 hours.

     (c)  Contributions

          Participants may make contributions to the Plan in the form of salary reductions of up to 15% of their total compensation. The Bank makes matching contributions of 50% of employee contributions, up to a maximum of 6% of the employee's total compensation. Participant contributions are limited by the maximum allowable contribution under the Internal Revenue Code.

     (d)  Participants' Accounts

          Each participant's account is credited with contributions and a pro rata share of investment income.

     (e)  Vesting

          Participant and employer matching contributions immediately vest 100% to the participant.

                                        4                            (Continued)

                               FIRST NIAGARA BANK
                                   401(k) PLAN
                  (Formerly Lockport Savings Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 1999 and 1998



     (f)  Distributions

          Participants or their beneficiaries are entitled to their entire account balance upon death, disability or retirement, payable in a single sum or in an annuity.

     (g)  Administrative Expenses

          Costs of administering the Plan, except recordkeeping expenses, are borne principally by the Bank.


(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation

          The accompanying financial statements have been prepared on the accrual basis of accounting.

          Effective January 1, 1999, the Plan adopted the American Institute of Certified Public Accountants' Statement of Position (SOP) 99-3, Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters. The SOP was issued in September 1999 and eliminates the requirement for a defined contribution plan to disclose individual fund information for a plan's participant-directed investment programs. SOP 99-3 does not change the method of accounting for such investment programs. Disclosure of 1998 information has been reclassified to conform to the 1999 presentation.

     (b)  Investments

          The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investments in the pooled separate accounts of the Principal Mutual Life Insurance Company (Principal) are carried at fair value based on the fair values of the underlying assets. Investments in common stock are valued based on quoted market prices. Investment income includes unrealized appreciation or depreciation in the value of the investments. Investment transactions are recorded on the trade date.

     (c)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.

                                        5                            (Continued)

                               FIRST NIAGARA BANK
                                   401(k) PLAN
                  (Formerly Lockport Savings Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 1999 and 1998



(3)  Investments

     Contributions to the Plan are invested under a group annuity contract with Principal. Plan participants may allocate their funds among one or more of the following investment accounts under the contract:

          . Guaranteed Interest - A general investment account comprised of guaranteed interest contracts maturing at various dates through December 31, 2001.

          . U.S. Stock - A pooled separate account which is comprised of equity securities.

          . Money Market - A pooled separate account which is comprised of commercial paper, U.S. government and agency securities and other short-term interest-bearing securities.

          . Bond and Mortgage - A pooled separate account which is comprised of intermediate-term commercial mortgages and mortgage-backed securities.

          . Large Cap Stock Index - A pooled separate account which is comprised of the stocks included in the Standard & Poor's 500 Stock Index.

          . Small Company Blend - A pooled separate account which is comprised of equity securities of small to medium capitalized domestic companies.

     In addition, Plan participants may also allocate their contributions to the purchase of FNFG common stock.

     Individual investments that comprise 5% or more of the Plan's net assets available for plan benefits at December 31, 1999 and 1998 are as follows:

                                                           1999              1998
                                                      ---------------   ---------------
       Principal Mutual Life Insurance Company:
           Guaranteed Interest Account               $   1,163,720         1,168,585
           U.S. Stock Account                            2,055,846         1,699,519
           Large Cap Stock Index Account                 1,921,782         1,144,243
       FNFG common stock                                 2,277,855         2,342,534
                                                      ===============   ===============

                                        6                            (Continued)

                               FIRST NIAGARA BANK
                                   401(k) PLAN
                  (Formerly Lockport Savings Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 1999 and 1998



(4)  Federal Income Taxes

     The Plan has received a favorable determination letter from the Internal Revenue Service dated July 24, 1998 covering the Plan as amended through January 27, 1998. The Plan has been since amended two times through December 21, 1999. The Plan Sponsor does not believe that these amendments will adversely affect the tax status of the Plan. The Plan's management has represented that the Plan has been operated in accordance with its terms. Accordingly, there is no provision for income taxes in these financial statements due to the applicable exemptions under Sections 401 and 501 of the Internal Revenue Code.


(5)  Plan Termination

     Although it has not expressed any intent to do so, the Bank has the right to discontinue its matching contribution at any time and to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount of their account at the date of such termination.


(6)  Reconciliation of Financial Statements to Form 5500

     The following is a reconciliation of investment income reported in the financial statements to Form 5500 for the year ended December 31, 1999:

         Investment income per the financial statements      $   433,653

         Dividends receivable at December 31, 1998                 6,693
                                                              -------------

         Investment income per Form 5500                     $   440,346
                                                              =============

     Dividend income is recognized on the ex-dividend date for financial reporting purposes and upon receipt for Form 5500 purposes.

                                                                      Schedule 1


                               FIRST NIAGARA BANK
                                   401(k) PLAN
                  (Formerly Lockport Savings Bank 401(k) Plan)

                 Schedule of Assets Held for Investment Purposes

                                December 31, 1999


                                                                                            Current
           Identity of issue                              Description                        Value
-----------------------------------------  ------------------------------------------  -----------------
Group annuity contract with Principal
    Mutual Life Insurance Company:*

       Guaranteed Interest Account         Guaranteed interest contracts
                                              maturing at various dates through
                                              December 31, 2001                      $     1,163,720

       U.S. Stock Account                  Pooled separate account investing
                                              in equity securities                         2,055,846

       Money Market Account                Pooled separate account investing
                                              in money market instruments                    277,801

       Bond and Mortgage Account           Pooled separate account investing
                                              in fixed income securities                     256,273

       Large Cap Stock Index Account       Pooled separate account investing
                                              in corporate stocks                          1,921,782

       Small Company Blend Account         Pooled separate account investing
                                              in corporate stocks of small to
                                              medium capitalized companies                   226,632

First Niagara Financial Group, Inc.        Employer securities
    common stock*                                                                          2,277,855
                                                                                       -----------------

                                                                                     $     8,179,909
                                                                                       =================

*Person named is a party-in-interest.

                                       8